Exhibit 10.19
FIRST AMENDMENT OF LEASE AGREEMENT
     FIRST AMENDMENT OF LEASE AGREEMENT (the “Amendment”) is made and entered into by and between STONEBRIAR I OFFICE PARTNERS, LTD. (“Lessor”), and COMSTOCK RESOURCES, INC. (“Lessee”).
RECITALS:
     WHEREAS, Lessor and Lessee entered into a certain Lease Agreement dated May 6, 2004, (the “Lease”), with the defined terms and conditions of the Lease being hereby incorporated herein by reference; and
     WHEREAS, Lessee desires to exercise the option therein granted it to expand the Premises by incorporating additional space; and
     WHEREAS, Exhibit G of the Lease provides for the manner in which the Lease shall be amended in such circumstances.
     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, the Lessor and the Lessee hereby amend and modify the Lease, and agree as follows:
     1. Expansion of the Premises. Lessee and Lessor acknowledge that the Premises shall include Suites 390 and 395 of the Building, comprising 5,700 additional square feet (2,312 in Suite 390 and 3,388 in Suite 395). Lessor and Lessee further acknowledge that the expiration date of the initial term of the Lease shall continue to be 5:00 p.m., July 31, 2014.
     2. New Rental for the Expanded Premises. Lessor and Lessee agree that the amended monthly Basic Rental payable by Lessee to the Lessor for the Premises shall be the sum of $61,680 ($22.50 per square foot) per month, commencing on October 1, 2005 or upon Acceptance of Premises by Tenant, but not to be later than October 15, 2005.
     3. Proportionate Shares. Tenant’s Proportionate Share is amended to be 30.280%.
     4. Refinishing. Landlord shall be responsible for installation of carpet and paint comparable to the existing spaces as required by the Lease.
     5. Ratification of Lease. Except as expressly amended and modified herein, Lessor and Lessee hereby ratify and confirm the Lease in all respects, and Lessee and Lessor each acknowledge that the other party to the Lease has fully performed its obligations to the date hereof, or else waives all claims against the other for any nonperformance of such obligations.

     6. Execution of Amendment. This Amendment may be executed in multiple counterparts, which, when taken together, shall constitute a single integrated instrument. Further, for purposes of this Amendment, facsimile signatures by either party shall be deemed original signatures for all purposes.
     7. Binding Effect. This Amendment shall be binding on the parties hereto, and their respective successors and assigns, for all purposes.
     Executed by the Lessor and the Lessee effective as of this 25th day of August, 2005.

LESSOR:

STONEBRIAR I OFFICE PARTNERS, LTD.,

By: Stonebriar I Partners, LLC, its General Partner

By:	/s/ RYAN O’CONNER Its: Manager

LESSEE:

COMSTOCK RESOURCES, INC. A Nevada corporation

By:	/s/ ROLAND O. BURNS

Its: Senior Vice President and
Chief Financial Officer